EXHIBIT 1.1

UNDERWRITING AGREEMENT

U.S.$1,100,000,000

WESTPAC SECURITIES ADMINISTRATION LIMITED

SERIES 2005-1G WST TRUST

U.S.$ Class A1 Mortgage Backed Floating Rate Notes

UNDERWRITING AGREEMENT

February 2, 2005

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

as Representative of the several Underwriters listed in Schedule I

Ladies and Gentlemen:

Westpac Securities Administration Limited (ABN 77 000 049 472), a limited liability public company under the Corporations Act 2001 of the Commonwealth of Australia (“WSAL”) in its capacity as trustee of the Series 2005-1G WST Trust (the “Issuer Trustee”) proposes to sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), U.S.$1,100,000,000 principal amount of Class A1 Mortgage Backed Floating Rate Notes (the “Notes” or the “Class A1 Notes”) issued by the Series 2005-1G WST Trust (the “Trust”). Each Note will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of variable rate residential housing loans (the “Housing Loans”) originated or acquired by Westpac Banking Corporation (ABN 33 007 457 141) (“Westpac”) including all monies at any time paid or payable thereon or in respect thereof from, on and after January 14, 2005 (the “Cut-Off Date”) with respect to payments of principal and after February 8, 2005 (the “Closing Date”) with respect to payments of interest, rights under certain insurance policies with respect to the Housing Loans, the collection account relating to the Trust and the rights of the Issuer Trustee under the Master Trust Deed, the Series Notice, the Servicing Agreement, the Notes, the Security Trust Deed, the Note Trust Deed, the Swap Agreements and the Agency Agreement (the “Basic Documents”). The Trust will be created pursuant to the Master Trust Deed, dated February 14, 1997 (the “Master Trust Deed”) between the Issuer Trustee and The Mortgage Company Pty Limited (ABN 86 070 968 302) and a series notice, to be dated February 4, 2005 (the “Series Notice”), between the Issuer Trustee and Westpac Securitisation Management Pty Limited (ABN 73 081 709 211) (the “Trust Manager”), which sets forth specific provisions regarding the Trust and details the provisions of the Notes. The Note Trust Deed, to be dated on or about February 4, 2005 (the “Note Trust

Deed”) by and among the Issuer Trustee, the Trust Manager and Deutsche Bank Trust Company Americas (the “Note Trustee”) will provide for the issuance and registration of the Notes in accordance with the terms and conditions attached thereto. Westpac will act as servicer (the “Servicer”) of the Housing Loans. The Trust Manager and Westpac (except in its capacity as Servicer) are each a “Westpac Party” and collectively are referred to herein as the “Westpac Parties.” The Notes are described in the Prospectus (as defined below) which the Trust Manager has furnished to the Underwriters.

To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Series Notice and the Master Trust Deed.

In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

The Westpac Parties and the Issuer Trustee hereby agree with the Underwriters as follows:

1.	Offering.

The Westpac Parties and the Issuer Trustee understand that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the parties hereto have executed and delivered this Agreement as in the judgment of the Representative is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus, and in compliance with all applicable laws and regulations.

2.	Purchase and Sale.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer Trustee, at the direction of the Trust Manager, agrees to sell the Notes to the several Underwriters as hereinafter provided, and each Underwriter agrees to purchase, severally and not jointly, from the Issuer Trustee the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 100 percent of the principal amount of each Class A1 Note.

Westpac shall pay U.S.$XXXXXX (the “Commission”) to the Underwriters on the Closing Date in immediately available funds by official bank check or checks or wire transfer to a bank account or accounts directed by the Representative.

3.	Delivery and Payment.

Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Issuer Trustee to the Representative no later than noon, New York City time, on the Closing Date, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Trust Manager may agree upon in writing.

Payment for the Notes shall be made against delivery to the nominee of The Depository Trust Company (“DTC”) for the account of the Representative of one or more book-entry notes (the “Book-Entry Notes”) representing the Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for inspection by the Representative at the office of Mayer, Brown Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date. As used herein the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

4.	Representations and Warranties of the Westpac Parties and the Issuer Trustee.

(a) The Issuer Trustee represents and warrants to each Underwriter that as at the date hereof and as of the Closing Date:

(i) since the respective dates as of which information is provided in the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Issuer Trustee which is material in the context of the Issuer Trustee performing its obligations and duties under the Notes and each Basic Document to which it is or is to be a party;

(ii) the Issuer Trustee is a corporation duly incorporated and existing under the laws of the Commonwealth of Australia; it is lawfully qualified and holds all Authorisations (as defined in the Master Trust Deed) necessary to carry on its business as described in the Prospectus and to issue the Notes and to act as required by each Basic Document to which it is or is to be a party and by law to comply with the requirements of any legislation and subordinate legislation (including, without limitation and to the extent relevant, any Consumer Credit Legislation (as defined in the Master Trust Deed)) and no other thing is required to be done (including without limitation the making of any filing or registration) in order to issue the Notes or to execute and act as required by each Basic Document to which it is to be a party;

(iii) this Agreement has been duly authorized, executed and delivered by the Issuer Trustee. The Note Trust Deed will have been duly qualified under the Trust Indenture Act of 1939 as of the Closing Date;

(iv) the Notes have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security Trust Deed, subject to general principles affecting creditors’ rights and general principles of equity. Each Basic Document to which the Issuer Trustee is a party has been duly authorized by the Issuer Trustee, and, when executed and delivered by the Issuer Trustee and, each of the other parties thereto, each Basic Document to which it is a party will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against the Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles;

(v) the Issuer Trustee is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of its obligations under the Notes, the Basic Documents to which it is a party and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which the Issuer Trustee is bound or to which any of the property or assets of the Trust is subject, nor will any such action result in any violation of the provisions of the Constitution of the Issuer Trustee or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer Trustee, or any of its properties; or result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents; and, to the knowledge of the Issuer Trustee, no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained, or will be obtained as of the Closing Date, under the Securities Act, the Trust Indenture Act and as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Notes by the Underwriters;

(vi) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against or affecting the Issuer Trustee or the Trust or, to which the Issuer Trustee is or may be a party or to which the Issuer Trustee or any property of the Trust is or may be the subject, (a) asserting the invalidity of this Agreement or of any of the Basic Documents in relation to the Issuer Trustee, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (c) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise or similar tax attributes of the Notes, (d) that could materially and adversely affect the performance of the Issuer Trustee of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents by the Issuer Trustee or (e) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Notes or the marketability of the Notes;

(vii) the representations and warranties of the Issuer Trustee contained in the Basic Documents to which it is a party are true and correct in all material respects as of the date when made;

(viii) PricewaterhouseCoopers are independent public accountants with respect to the Issuer Trustee within the meaning of the Securities Act;

(ix) to the Issuer Trustee’s knowledge, no event has occurred which would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 24 of the Master Trust Deed;

(x) the Issuer Trustee has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Issuer Trustee for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

(xi) subject to compliance with Section 128F of the Income Tax Assessment Act 1936 of Australia (the “Tax Act”) and compliance by the Underwriters with clause 11(a), the paragraph following such clause, clause 11(b) and clause 11(c) hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Notes and the performance of the Issuer Trustee’s obligations under the agreements to which it is to be a party and the Notes;

(xii) the Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first-ranking floating charge over the assets of the Trust; and

(xiii) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default under the Security Trust Deed.

(b) The Trust Manager represents and warrants to each Underwriter and the Issuer Trustee as at the date hereof and as of the Closing Date that:

(i) A Registration Statement for the registration of Mortgage Backed Notes (issuable in series), including the Notes, on Form S-3 (No. 333-32944) has (a) been prepared by the Trust Manager in conformity with the requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “SEC”) thereunder, (b) been filed with the SEC under the Securities Act and (c)

become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Trust Manager to the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the SEC; “Effective Date” means the date of the Effective Time; “Registration Statement” means such registration statement, at the Effective Time and as of the Closing Date, including any documents incorporated by reference therein at such time; and “Prospectus” means such final prospectus dated February 2, 2005 as first supplemented by a prospectus supplement, relating to the Notes, as first filed with the SEC pursuant to paragraph (1), (2), (3), (4) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the Prospectus and incorporated by reference in the Prospectus, and any reference to any amendment or supplement to the Registration Statement shall be deemed to include any report filed with the SEC with respect to the Trust Manager pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement. There are no contracts or documents of the Trust Manager which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. As interpreted by the SEC, the conditions for use of Form S-3 as set forth in the General Instructions thereto have been satisfied;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the SEC; and the Registration Statement and Prospectus (as amended or supplemented if the Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the United States Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Trust Indenture Act”) and do not and will not, as of the Effective Date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to: (a) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act; (b) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representative expressly for use therein; (c) information

(except as to any information or materials provided by a Westpac Party to produce such information) under the heading “Prepayment and Yield Considerations” in the Prospectus;

(iii) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Trust Manager in writing by the Underwriters expressly for use therein;

(iv) since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise) or in or affecting the earnings, business or operations of the Trust Manager, taken as a whole, in each case, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus, as supplemented or amended as of the Closing Date;

(v) the Trust Manager is a corporation duly incorporated and validly existing under the Corporations Act 2001 of the Commonwealth of Australia, the Trust Manager has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents to which it is or is to be a party and carry out the transactions contemplated by such Basic Documents; the Trust Manager has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

(vi) this Agreement has been duly authorized, executed and delivered by the Trust Manager;

(vii) each of the Basic Documents to which it is a party has been duly authorized by the Trust Manager, and, when executed and delivered by the Trust Manager and each of the other parties thereto, each of the Basic Documents to which it is a party will constitute a legal, valid and binding obligation of the Trust Manager, enforceable against the Trust Manager in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

(viii) the Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

(ix) the Trust Manager is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the performance by the Trust Manager of all of the provisions of its obligations under the Basic Documents to which it is a party and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust Manager is a party or by which the Trust Manager is bound or to which any of the property or assets of the Trust Manager is subject, nor will any such action result in any violation of the provisions of the Constitution of the Trust Manager or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust Manager, or any of its properties; or result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Trust Manager of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained, or will be obtained as of the Closing Date, under the Securities Act, the Trust Indenture Act and as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Notes by the Underwriters;

(x) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Trust Manager, threatened against or affecting the Trust Manager or its properties or, to which the Trust Manager is or may be a party or to which the Trust Manager or any property of the Trust Manager is or may be the subject, (a) asserting the invalidity of this Agreement or of any of the Basic Documents in relation to the Trust Manager, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (c) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise or similar tax attributes of the Notes, (d) that could materially and adversely affect the performance of the Trust Manager of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents by the Trust Manager, or (e) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Notes or the marketability of the Notes;

(xi) the representations and warranties of the Trust Manager contained in the Basic Documents to which it is a party are true and correct in all material respects as of the date when made;

(xii) PricewaterhouseCoopers are independent public accountants with respect to the Trust Manager within the meaning of the Securities Act;

(xiii) the Trust Manager owns, possesses or has obtained all Authorisations (as defined in the Master Trust Deed), licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and the Trust Manager has not received any actual notice of any proceeding relating to revocation or modification of any such Authorisation, license, permit, certificate, consent, order, approval or other authorization; and the Trust Manager is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

(xiv) no event has occurred which would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 24 of the Master Trust Deed;

(xv) the Trust Manager has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Trust Manager for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

(xvi) subject to compliance with Section 128F of Tax Act and compliance by the Underwriters with clause 11 of this Agreement, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Notes and the performance of the Trust Manager’s obligations under the agreements to which it is to be a party and the Notes; and

(xvii) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default under the Security Trust Deed.

(c) Westpac represents and warrants to each Underwriter and the Issuer Trustee as at the date hereof and the Closing Date that:

(i) Westpac is a corporation organized under the laws of New South Wales, Australia;

(ii) this Agreement has been duly authorized, executed and delivered by Westpac;

(iii) the representations and warranties of Westpac contained in the Basic Documents are true and correct in all material respects as of the date when made;

(iv) since the respective dates as of which information is provided in the Registration Statement and the Prospectus there has been no material adverse change in the condition (financial or otherwise) or earnings of Westpac or the Westpac Group; and

(v) as of the Closing Date, Westpac will have transferred to the Issuer Trustee a valid equitable assignment of each related Housing Loan offered for sale by it to the Issuer Trustee.

5.	Covenants and Agreements.

(a) Each Underwriter, severally and not jointly, and solely as to itself, represents and warrants to and agrees with the Trust Manager, Westpac and the Issuer Trustee that as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder, including, without limitation, Section 11.

(b) The Trust Manager covenants and agrees with each of the several Underwriters as follows:

(i) To prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the time required thereby; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time, during the period that a Prospectus is required to be delivered in connection with the offer and sale of the Notes, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports or definitive proxy or information statements required to be filed by the Trust Manager with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, to promptly advise the Underwriters of its receipt of notice of the issuance by the SEC of any stop order or of: (a) any order preventing or suspending the use of the Prospectus with respect to the Notes; (b) the suspension of the qualification of the Notes for offering or sale in any jurisdiction; (c) the initiation of or threat of any proceeding for any such purpose; (d) any request by the SEC for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Trust Manager promptly shall use its best efforts to obtain the withdrawal of such order by the SEC;

(ii) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the SEC, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (a) conformed copies of the Registration Statement as originally filed with the SEC and each amendment thereto (in each case including exhibits); (b) the Prospectus and any amended or supplemented Prospectus; and (c) any document filed by the Trust Manager and incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Trust Manager shall notify the Underwriters and, upon the request of the Underwriters, shall file such document and prepare and furnish without charge to the Underwriters and provide as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Notes at any time nine months or more after the Closing Date, upon the request and expense of the Underwriters, the Trust Manager shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act. Neither the Underwriters’ consent nor the Underwriters’ delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement;

(iv) To file promptly with the SEC any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Trust Manager or the Underwriters, be required by the Securities Act or requested by the SEC;

(v) Prior to filing with the SEC any (a) supplement to the Prospectus or (b) Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent shall not be reasonably withheld;

(vi) To use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters and Trust Manager may agree, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes; provided that the Trust Manager shall not be required to become subject to any general consent to service of process or jurisdiction in any jurisdiction in which it is not so qualified as of the date of this Agreement. The Trust Manager will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified;

(vii) to make generally available to the holders of the Notes and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations;

(viii) so long as the Notes are outstanding, to furnish to the Representative (a) on request, copies of each certificate, the annual statements of compliance and the annual independent certified public accountant’s audit report on the financial statements furnished to the Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Trustee, (b) copies of each amendment to any of the Basic Documents, (c) on each Determination Date or as soon thereafter as practicable, the Bond Factor as of the related Record Date shall be available to the Representative on Bloomberg , (d) on request, copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the SEC, any governmental or regulatory authority or any national securities exchange and (e) from time to time such other information concerning the Trust or the Trust Manager as the Representative may reasonably request;

(ix) to the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Trust Manager, the Trust Manager shall use its best efforts to furnish such documents and take any other such action;

(x) to assist the Representative to make arrangements with DTC, Euroclear system (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream Luxembourg”) concerning the issue of the Notes and related matters; and

(xi) to not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Notes not being assigned the ratings referred to in Section 6(xiv) below.

(c) The Issuer Trustee covenants and agrees with each of the Westpac Parties and each of the several Underwriters as follows:

(i) to use the net proceeds received by the Issuer Trustee from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(ii) the Issuer Trustee will notify the Representative promptly after it becomes actually aware of any matter which would make any of its representations, warranties, agreements and indemnities herein untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy and/or publicize the same;

(iii) the Issuer Trustee will pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Notes or the enforcement or delivery of this Agreement;

(iv) the Issuer Trustee will use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below and, in particular (a) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (b) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream Luxembourg concerning the issue of the Notes and related matters;

(v) the Issuer Trustee will procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

(vi) the Issuer Trustee will perform all its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date; and

(vii) the Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Notes not being assigned the ratings referred to in Section 6(xiv) below; and the Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the parties hereto.

(d) Westpac covenants and agrees with each of the several Underwriters that, all fees, costs and expenses incident to the performance of its obligations hereunder, including the Commission payable to the Underwriters for the performance of their obligations under this Agreement, shall be paid as set forth in this Agreement.

6.	Conditions to the Obligations of the Underwriters.

The several obligations of the Underwriters hereunder are subject to the performance by the Westpac Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions:

(i) the effectiveness of the Registration Statement and that no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations under the Securities Act. Any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with;

(ii) the representations and warranties of the Westpac Parties and the Issuer Trustee contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Westpac Parties in the Basic Documents will be true and correct on the Closing Date; and each Westpac Party and the Issuer Trustee shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the Basic Documents to which each is party, at or prior to the Closing Date;

(iii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading of the long-term debt of Westpac;

(iv) since the respective dates as of which information is provided in the Registration Statement and the Prospectus there shall not have been any material adverse change in or affecting the condition (financial or otherwise) or in or affecting the earnings, business or operations of the Westpac Parties, taken as a whole, in each case, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

(v) the Representative shall have received on and as of the Closing Date a certificate of an executive officer of each Westpac Party, with specific knowledge about financial matters of such Westpac Party, satisfactory to the Representative to the effect set forth in subsections 6(ii) through (iv);

(vi) Allens Arthur Robinson, Australian counsel for Westpac, the Trust Manager and the Servicer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; on the date hereof and also on the Closing Date;

(vii) the Representative shall have received on and as of the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(viii) Mayer Brown Rowe & Maw LLP, United States counsel for Westpac, the Issuer Trustee and the Trust Manager, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(ix) Mayer Brown Rowe & Maw LLP, United States federal income tax counsel for Westpac, the Issuer Trustee and the Trust Manager, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative;

(x) Mallesons Stephen Jaques, Australian counsel for the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(xi) Seward & Kissel LLP, United States counsel for the Note Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(xii) Allens Arthur Robinson, counsel for the Interest Rate Swap Provider and Currency Swap Provider, shall have furnished to the Representative their written opinion in form and substance satisfactory to the Representative;

(xiii) the Representative shall have received a letter or letters from each counsel delivering any written opinion to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard and Poor’s”) and Moody’s Investors Service, Inc. (“Moody’s” and together with Standard and Poor’s the “Rating Agencies”) in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

(xiv) at the Closing Date, the Class A1 Notes shall have been rated “AAA” by Standard and Poor’s and “Aaa” by Moody’s as evidenced by letters from the Rating Agencies;

(xv) the Representative shall have received letters of Deloitte & Touche LLP, one dated the date of the preliminary prospectus and one dated the date of the final prospectus, in form and substance reasonably satisfactory to the Representative, stating in effect that they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus (and any amendments and supplements thereto), agrees with Westpac’s mortgage loan data files as delivered by the Representative to Deloitte & Touche LLP, excluding any questions of legal interpretation;

(xvi) the Representative shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Note Trustee, with specific knowledge about that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (form T-1) of the Note Trustee under the Trust Indenture Act, satisfactory to the Representative to the effect that such part of the Registration Statement complies, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and does not and will not contain any untrue statement of a material act or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(xvii) the execution and delivery by all parties thereto of the Basic Documents on or prior to the Closing Date; and

(xviii) on or prior to the Closing Date the Westpac Parties and the Issuer Trustee shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

7.	Indemnification and Contribution.

(a) Each of Westpac and the Trust Manager, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter which assists such Underwriter in the distribution of the Securities, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (collectively the “Underwriter Parties”) from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus (as amended and supplemented if the Trust Manager shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) to the extent any losses, claims, damages or liabilities arise as a result of any information under the heading “Prepayment and Yield Considerations”, except to the extent of any errors in the information under such heading that are caused by errors in pool information, (ii) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representative expressly for use therein or (iii) that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter Party from whom the person asserting any such loss, claim, damage or liability purchased the Notes if such person did not receive a copy of the Prospectus (as amended or supplemented) to correct the untrue statement or omission of a material fact, at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Securities Act; and the Trust Manager has furnished the Underwriter Party an amended or supplemented Prospectus in such quantity and with sufficient time to make the required delivery to such person;

(b) To the extent that any payment of damages by Westpac pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to “Guidance Note AGN 120.3 - Purchase and Supply of Assets (including Securities Issued by SPVs)”, such payment shall be subject to the conditions specified in Paragraph 15 therein.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and Westpac and each person who controls any of the Westpac Parties or the Issuer Trustee within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Westpac Parties to each Underwriter, but only with reference to information relating to any Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information contained in the third, sixth (excluding the following four bullet point paragraphs) and seventh paragraphs under the caption “Plan of Distribution” in the Prospectus.

(d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Subsections (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for the Trust Manager, its directors, its officers who sign the Registration Statement, and Westpac and such control persons of any of the Westpac Parties shall be designated in writing by the Trust Manager. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (d), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (b) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(e) If the indemnification provided for in subsections (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering received by the Westpac Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Notes. The relative fault of the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Westpac Parties or the Issuer Trustee or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Westpac Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes set forth opposite their names in Schedule I hereto, and not joint.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Westpac Parties, the Issuer Trustee and Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Westpac Parties or the Issuer Trustee, its officers or directors or any other person controlling the Westpac Parties or the Issuer Trustee and (iii) acceptance of and payment for any of the Notes.

8.	Termination.

Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Trust Manager, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the Australian Stock Exchange, (ii) trading of any securities of or guaranteed by any of the Westpac Parties or the Issuer Trustee shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney, Australia or London, England shall have been declared by either Federal, New York State, the Commonwealth of Australia or the United Kingdom or related authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

9.	Default of Underwriters.

If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Trust Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Trust Manager. In any such case either you or the Trust Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	Expenses Upon Termination.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Westpac Parties or the Issuer Trustee to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Westpac Parties or the Issuer Trustee shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, Westpac agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.	Selling Restrictions.

(a) No offering circular, prospectus or other disclosure document in relation to any Notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each Underwriter severally (but not jointly) represents and agrees that in connection with the distribution of the Notes:

(i)	it has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Notes;

(ii)	it will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Notes; and

(iii)	it has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in the Commonwealth of Australia, its territories or possessions (“Australia”) unless:

(A)	the amount payable for the Notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by the Trust Manager or other person offering the Notes or any associate of them, which will also include for this purpose the Issuer Trustee) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”) as then in effect and the Corporations Regulations made under the Corporations Act as then in effect; and

(B)	the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited.

(b) Each Underwriter severally (but not jointly) agrees that, in connection with the primary distribution of the Notes, it will not sell any Notes to any person if, at the time of such sale, the employees of the Underwriter aware of, or involved in, the sale actually knows (but without an obligation on such Underwriter to make any inquiry) or has reasonable grounds to suspect, that as a result of such sale, such Notes or any interest in such Notes were being, or would later be acquired (directly or indirectly) by an Offshore Associate of the Issuer Trustee (other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian scheme).

For purposes of this Section 11 an “Offshore Associate” of the Issuer Trustee means an “associate” within the meaning of Section 128F of the Tax Act that is either a non resident of Australia that does not acquire the Notes in carrying on business at or through a permanent establishment in Australia; or a resident of Australia that acquires the Notes in carrying on a business at or through a permanent establishment outside Australia.

Notwithstanding the foregoing, for purposes of this Section 11, an Underwriter will be considered to have actual knowledge or reasonable grounds to suspect that an entity is an Offshore Associate of the Issuer Trustee only if that entity is identified on the lists that are to be provided to the Representative by the Issuer Trustee and Westpac (collectively, the “List”).

(c) Each Underwriter (severally, not jointly) agrees that it must offer the Notes for which it subscribes for sale within 30 days of the issue of those Notes. Such offer must only be by one of the following means (or a combination thereof):

(1)	as a result of negotiations being initiated by the Underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the Notes are offered for sale; or

(2)	to at least 10 persons each of whom was carrying on a business of providing finance, investing in or dealing in securities, in the course of operating in financial markets who was not actually known (but without an obligation on such Underwriter to make any inquiry) or reasonably suspected by the employees of each Underwriter acting in relation to the sale to be an associate (as defined in Section 128F of the Tax Act) of any other person covered by this sub-paragraph (2); or

(3)	to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Notes in the past or as likely to be interested in acquiring Notes.

Each Underwriter (severally, not jointly) agrees that it will provide the Issuer Trustee (within five Business Days of the offer of such Notes by it) a written statement which sets out the details of the relevant offer.

Each Underwriter (severally, not jointly) agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under Section 128F of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose:

(1)	the identity of the purchaser of any Note,

(2)	any information from which such identity might/would be capable of being ascertained,

(3)	any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive, or

(4)	any information or documentation after a period of 4 years from the lodgment of the income tax return by the Trustee for the financial year ending September 30, 2005.

(d) Each Underwriter (severally and not jointly) acknowledges that no representation is made by the Issuer Trustee or any Westpac Party that any action has been or will be taken in any jurisdiction outside the United States by the Issuer Trustee or any Underwriter that would permit a public offering of the Notes, or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Underwriter (severally and not jointly) will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Notes or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense.

(e) Each Underwriter (severally and not jointly) agrees that:

(i)	it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of a period of six months from the date of issue of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “UK Regulations”);

(ii)	it has complied with and will comply with all applicable provisions of the UK Regulations and the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(iii)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of such Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer Trustee.

12.	Certain Matters Relating to the Issuer Trustee.

The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Agreement or the Trust can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of assets of the Trust out of which the Issuer Trustee is actually indemnified for such liability. This limitation of the Issuer Trustee’s liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this Agreement or the Trust.

The parties other than the Issuer Trustee may not sue the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

The provisions of this clause 12 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed or by operation of law there is a reduction in the extent of the Issuer Trustee’s indemnification out of the assets of the Trust as a result of the Issuer Trustee’s fraud, negligence or breach of trust.

It is acknowledged that the Trust Manager, the Servicer, the Currency Swap Provider, the Note Trustee, the Principal Paying Agent, the other Paying Agents and the Agent Bank (each, a “Relevant Party”) are responsible under the Transaction Documents (as defined in the Master Trust Deed) for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the relevant Transaction Document, but excluding any Relevant Party) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or by any other person who provides services in respect of the Issuer Trustee (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, but excluding any Relevant Party). No attorney, agent, receiver, or receiver and manager appointed in accordance with this agreement or any other Transaction Document (including a Relevant Party) has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose this Agreement, if the Issuer Trustee has exercised reasonable care in the selection and supervision of such a person.

13.	Successors.

This Agreement shall inure to the benefit of and be binding upon the Westpac Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.	Actions by Representative; Notices.

Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Timothy O’Toole. Notices to the Trust Manager shall be given to it at c/o Westpac Banking Corporation, Level 6, 60 Martin Place, Sydney, NSW 2000, Attention: Senior Manager, Securitisation; to the Issuer Trustee shall be given to it at c/o Westpac Banking Corporation, Level 13, Chifley Tower, 2 Chifley Square, Sydney, NSW 2000, Australia, Attention: Manager, Trustee Securitisation; and to Westpac shall be given to it at Level 6, 60 Martin Place, Sydney, NSW 2000, Attention: Senior Manager, Securitisation.

15.	Counterparts: Applicable Law.

This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

Very truly yours,

WESTPAC SECURITISATION MANAGEMENT PTY LIMITED

By:	/s/ REBECCA LIM
Name:	Rebecca Lim
Title:	Attorney

WESTPAC SECURITIES ADMINISTRATION LIMITED

By:	/s/ ROBERT GEORGE HAMILTON
Name:	Robert George Hamilton
Title:	Attorney

WESTPAC BANKING CORPORATION

By:	/s/ PADDY RENNIE
Name:	Paddy Rennie
Title:	Tier 1 Attorney

By:	/s/ JULIE OSBORNE
Name:	Julie Osborne
Title:	Tier 1 Attorney

Accepted: DEUTSCHE BANK SECURITIES INC.

Acting severally on behalf of themselves and the several Underwriters listed in Schedule I hereto.

By:	/s/ ELTON WELLS
Name:	Elton Wells
Title:	Vice President

By:	/s/ NITA SUE CHERRY
Name:	Nita Sue Cherry
Title:	Managing Director

SCHEDULE I

Underwriter	PRINCIPAL AMOUNT OF CLASS A1 NOTES TO BE PURCHASED
Deutsche Bank Securities Inc.	US$	825,000,000
Citigroup Global Markets Inc.	US$	275,000,000